AMENDMENT NO. 4
TO
WABCO HOLDINGS INC. CHANGE OF CONTROL SEVERANCE PLAN

WHEREAS, WABCO Holdings Inc. (the "Company") adopted the WABCO Holdings Inc. Change of Control Severance Plan (the "Plan");

WHEREAS, under Section X of the Plan, the Company reserves the right to amend the Plan; and

WHEREAS, the Company has determined that it is in the best interest of the Company and its shareholders to amend the Plan on the terms set forth herein.

NOW, THEREFORE, the Plan shall be amended as follows, effective as of the date hereof:

1. Section IV of the Plan shall be amended to delete the second sentence thereof and replace it with the following:

   "Notwithstanding the foregoing, payment of any severance hereunder shall be contingent upon the Participant's execution of an Agreement and Release in a form acceptable to the Company. No severance payments shall be made unless the Participant signs such Agreement and Release within twenty-one (21) days of the Participant's termination of employment and does not subsequently revoke it within seven (7) days of its execution."

2. Section V of the Plan shall be amended to delete the words "five (5) business days" and replace them with "thirty (30) days".

3. Section VI of the Plan shall be amended to add the following words immediately after the words "Section III above":

   ", and who satisfies the conditions in Section IV above regarding the execution of an Agreement and Release,"

4. All other terms of the Plan shall remain in full force and effect.

IN WITNESS THEREOF, the Company has caused its name to be signed by its duly authorized officers as of this 30th day of November, 2012.

WABCO HOLDINGS INC.

By: [signature]

Name: Kevin Tarrant

Title: Chief Human Resources Officer

DM_US 39757291-2.080136.0011